CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment #47 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-47207), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.



/s/ Cohen McCurdy, Ltd.
-----------------------
Cohen McCurdy, Ltd.
Westlake, Ohio

July 21, 2004




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